Exhibit 99.1

Courtesy of PR Newswire Complimentary Monitoring

Rentech Executes Management Consulting Agreement with Management Resource Center, Inc.

PR Newswire -- August 9, 2005

DENVER, Aug. 9 /PRNewswire-FirstCall/ -- Rentech, Inc. (Amex: RTK) announced today that it has retained Management Resource Center, Inc., a California corporation headquartered in Seal Beach, California (“MRC”), for management consulting services. MRC will assist Rentech in the following courses of action: to develop a strategy to reorganize senior management; to provide support within transactional activities regarding the capturing of commercial opportunities available from the Rentech Process; to assist with the process of seeking capital for the execution of the Company’s business development plan; and to augment the Company’s strategy for enhancing shareholder value.

MRC will receive a fee of $25,000 per month plus expenses for its services. In addition, as a success fee, MRC will be issued a warrant to purchase 3.5 million shares of the Company’s common stock at an exercise price of $1.82. The warrant will vest in the following incremental amounts upon such time as the Company’s stock reaches the stated closing prices for 12 consecutive trading days: 10% at $2.10; 15% at $2.75; 20% at $3.50; 25% at $4.25; and 30% at $5.25. The above-referenced stock prices must be achieved within approximately two and a half years in order for the incremental shares to become exercisable. The term of the warrant is five years. (For additional details, please review the Current Report on Form 8-K filed with the Securities and Exchange Commission and available at www.rentechinc.com/secfilings.htm or you can request a copy from the Company by calling 303-298-8008, ext. 116.)

MRC was formed in 1976 and is engaged in corporate finance activities with a specialty in merger and acquisition opportunities. MRC provides a wide range of high quality management consulting services for both large and small companies. MRC has completed transactions for more than 500 clients in a wide spectrum of industries including manufacturing, distribution, retail, franchising and consumer services. Such transactions ranged from simple business valuations to full-scale mergers of multi-million dollar corporations. (For additional information, please see www.mrcworldwide.com.)

Dennis L. Yakobson, President and CEO of Rentech, commenting on the retention of MRC stated: “In looking at what the future may hold for Rentech and its shareholders, management and the Board of Directors are taking the necessary steps to ensure the Company has all the resources available to complete its stated goals of commercializing the Rentech Process technology and enhancing shareholder value. We believe that MRC can facilitate this process. MRC’s many years of experience and proven track record in the areas of capital access and mergers and acquisitions compliment Rentech’s plan for coal-to-liquids and gas-to-liquids commercialization.”

About Rentech, Inc.

Rentech, Inc., a Colorado corporation, formed in 1981, is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to- liquids/coal-to-liquids process for conversion of synthesis gas made from natural gas, industrial off-gas, or solid or liquid carbon-bearing materials, including coal, into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes and fuel for fuel cells.

Safe Harbor Statement

Certain information included in this report contains and other reports or materials filed or to be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company or its management) contain or will contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect Rentech’s results include the Company or MRC’s ability to obtain financing for working capital and projects; future agreements with potential developers or investors and their ability to obtain financing for a project; a decision by development parties to move forward with a specific commercial project that would license and utilize the Rentech Process technology; and, agreements with others related to proposed projects; the timing of potential projects; and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008 or by email at mkir@rentk.com, or see the Company’s website at: www.rentechinc.com; or Tony Schor, Investor Awareness, Inc. at 847-945-2222 or by email at tony@investorawareness.com.

SOURCE  Rentech, Inc.
          -0-                             08/09/2005
          /CONTACT: Mark Koenig, Director of Investor Relations of Rentech, Inc.,
+1-303-298-8008, mkir@rentk.com; or Tony Schor of Investor Awareness, Inc.,
+1-847-945-2222, tony@investorawareness.com /
          /Web site:  http://www.rentechinc.com
                            http://www.mrcworldwide.com /
           (RTK)

CO:  Rentech, Inc.; Management Resource Center, Inc.
ST:  Colorado, California
IN:  ENV OIL
SU:  CON

BS-MC
-- CLTU526 --
9261 08/09/2005 16:41 EDT http://www.prnewswire.com

Subject Codes: PT/lang.en, IN/ENV, IN/OIL, SU/CON, RE/Colorado,
                         RE/California, PC/priority.r, PC/category.f

Company Codes: AMEX:RTK

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